CMA MASSACHUSETTS

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA MASSACHUSETTS MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-228,692,264	467,402,575	233,701,289	462,393,553	3,362,013		465,755,566
	Terry K. Glenn	-228,692,264	467,402,575	233,701,289	462,393,553	3,362,013		465,755,566
	Cynthia A. Montgomery	-228,687,546	467,402,575	233,701,289	462,388,835	3,366,731		465,755,566
	Charles C. Reilly	-228,583,394	467,402,575	233,701,289	462,284,683	3,470,883		465,755,566
	Kevin A. Ryan	-228,675,957	467,402,575	233,701,289	462,377,246	3,378,320		465,755,566
	Roscoe S. Suddarth	-228,641,757	467,402,575	233,701,289	462,343,046	3,412,520		465,755,566
	Richard R. West	-228,641,757	467,402,575	233,701,289	462,343,046	3,412,520		465,755,566
	Edward D. Zinbarg	-228,692,264	467,402,575	233,701,289	462,393,553	3,362,013		465,755,566

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-141,102,928	467,402,575	311,601,717	452,704,645	9,398,397	3,652,524	465,755,566
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-217,491,324	467,402,575	233,701,289	451,192,613	11,266,861	3,296,092	465,755,566
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG